Exhibit 99.1

ClearSign Technologies Corporation Provides Full Year 2024 Update

Company Achieves Record Annual Revenue of $3.6 Million

TULSA, Okla., April 2, 2025 -- ClearSign Technologies Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion and sensing technologies that support decarbonization, improve operational and energy efficiency, enable the use of hydrogen as a fuel and enhance safety while dramatically reducing emissions, today provides an update on operations for the full year ended December 31, 2024.

“We are very happy with what we have accomplished in the past year,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “We reported record revenue resulting from both process burner and boiler burner orders. We are also building our reputation in the industry as a technology solutions provider and expanding our network of sales channels through original equipment manufacturers, such as heater manufacturers. Additionally, we are continuing to develop our collaborative working relationship with Zeeco following our announcement late last year that we engaged their sales and marketing organizations. We are also continuously enhancing and innovating our product offerings to both expand our scope and grow our total serviceable market, with an additional focus on diversifying the value our products provide to beyond providing low-NOx emissions. Some of these innovations include the hydrogen burner, the M-Series burners, advanced flares and thermal oxidizers and our improvements to ClearSign Eye sensor. We believe we have a healthy project and proposal pipeline and expect that to grow during 2025. We are very optimistic about our achievements and how they will impact ClearSign in the coming years.”

Strategic and Operational Highlights

Recent strategic and operational highlights during, and subsequent to, the end of the fourth quarter 2024 include:

Reported Record Annual Revenue: For the full year ended December 31, 2024, the Company recognized approximately $3.6 million in revenues compared to $2.4 million for the comparable period in 2023. The year-over-year increase in revenue was driven predominantly by the shipment of an order for 20 process burners to a California refinery customer.

Announced Launch of Co-Branded ClearSign Core Process Burner Product Line with Zeeco, Inc. (“Zeeco”): The Company expanded its collaborative working relationship with Zeeco, a world leader in advanced combustion solutions, to launch a co-branded process burner line called the Zeeco CS5 and Zeeco hydrogen CS5 Burners. This new line of burners featuring ClearSign Core technology can fire 100% natural gas and 100% hydrogen while maintaining sub 5 ppm NOx to comply with strict emission regulations. Both companies are collaborating on global sales and marketing of this new burner line.

Announced Purchase Order for Multi Heater Project for Texas Petrochemical Facility: The Company received the follow-on purchase order from engineering and heater manufacturer Birwelco USA Inc. (a BIH Group company), followed by the completion of the initial engineering phase, for the second phase of a project to retrofit four process heaters with a total of 26 ClearSign Core™ burners to be installed in the Gulf Coast facility of a Fortune 500 global chemical company.

ClearSign Technologies Corporation to Install ClearSign Eye Sensors at Supermajor Gulf Coast Refinery: The Company is installing four ClearSign Eye sensors into a supermajor refinery located on the U.S. Gulf Coast. The ClearSign Eye sensors are expected be installed on each burner of a multi burner process heater in a U.S. Gulf Coast refinery in the second quarter of this year.

Announced Flare Order for Energy Company in California: The order from a prior flare customer is for the initial engineering for a flare retrofit to be installed at another production facility. The final product is expected to be fabricated and shipped in the second quarter of 2025 and to be installed at the customer’s site in the San Joaquin Valley of California.

Announced Burner Orders for Power Generation Customers in Oklahoma and Missouri: ClearSign has received two burner orders approximately a month apart from Exotherm Corporation of Houston, Texas (“Exotherm”). The first burner order was for installation in a heater in Oklahoma for use by a power generation company. The second burner order was for a different power generation company, for installation and use in Missouri.

Financial Information

Cash and cash equivalents were approximately $14 million as of December 31, 2024.

There were 50,285,509 shares of the Company’s common stock issued and outstanding as of December 31, 2024.

Conference Call

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-800-836-8184 within the U.S. or 1-646-357-8785 from abroad. Investors can also access the call online through a listen-only webcast at  https://app.webinar.net/Wz0nBdWqPeV or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The Company will host a Q&A session during the call and investors wishing to submit a question ahead of time can do so by emailing questions to mselinger@firmirgroup.com.

The webcast will be archived on the Company’s investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-888-660-6345 within the U.S. or 1-646-517-4150 from abroad. Conference ID #35253. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of decarbonization and improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety, the use of hydrogen as a fuel and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary Note on Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the Company’s ability to successfully deliver, install, and meet the performance obligations of the Company’s burners, sensors, flares and any other products it may offer from time to time in the markets it operate in, and any other markets the Company may sell products in; the performance of the Company’s products, including its ultra-low NOx burner and the related fuel and electricity savings; the Company’s ability to timely fabricate and ship its burners, sensors, flares and any other products it may offer from time to time; the Company’s ability to further expand the sale of ultra-low NOx process and boiler burners; the Company’s and Zeeco’s ability to successfully market the co-branded process burner line with Zeeco; the Company’s ability to diversify its product offerings through different applications of its technologies and core competencies; the Company’s ability to successfully perform engineering orders; the Company’s ability to successfully develop the 100% hydrogen burner; general business and economic conditions; the performance of management and the Company’s employees; the Company’s ability to obtain financing, when needed; the Company’s ability to compete with competitors; whether the Company’s technology will be accepted and adopted and other factors identified in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in the Company’s periodic and current reports available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and, except as may be required by law, undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com